Exhibit 99.2

Joint Press Release on upcoming collaboration (FINAL FOR RELEASE)

CytoSorb® Becomes a Featured Blood Purification Therapy on Fresenius Medical Care Critical Care Platforms

•	Fresenius Medical Care and CytoSorbents have expanded their partnership via a multi-stage collaboration designed to seize new sales opportunities and jointly develop future innovations

•	CytoSorb will be featured on Fresenius Medical Care’s critical care platforms for the removal of cytokines, bilirubin, and myoglobin

•	Fresenius Medical Care will be responsible for the specific worldwide marketing and combined promotion of CytoSorb with its critical care products utilizing multiple highly visible and prominent marketing channels and campaigns

•	CytoSorbents’ proprietary hemoadsorption CytoSorb therapy expands the dimensions of blood purification of the Fresenius Medical Care critical care product portfolio

BAD HOMBURG V.D. HÖHE, GERMANY / PRINCETON, N.J., AUGUST 2, 2022 - Fresenius Medical Care (NYSE: FMS; Frankfurt Stock Exchange: FME) and CytoSorbents Corporation (NASDAQ: CTSO) have expanded their partnership by establishing a multi-stage global collaboration to combat life-threatening diseases in critical care for an initial term of three years. The new agreement provides for the combined marketing and promotion of CytoSorb® with Fresenius Medical Care's critical care products by Fresenius Medical Care’s marketing organization worldwide, excluding the United States. Compared to the prior co-marketing agreement, this agreement increases the commitments from both parties and ensures an ongoing and consistent level of marketing and promotional activity specifically focused around CytoSorb, where Fresenius Medical Care will actively market and promote CytoSorb as the featured blood purification therapy for removal of cytokines, bilirubin, and myoglobin on its critical care platforms. Over the next three years, various Fresenius Medical Care-led in-person, virtual, social media, and web-based marketing programs and events will feature CytoSorb therapy and highlight the cooperation between the two companies in the field of critical care.

"As part of Fresenius Medical Care’s commitment to providing our customers with leading solutions for their critical care patients, we are pleased to announce this new global collaboration with CytoSorbents," said Dr. Olaf Schermeier, CEO of Critical Care at Fresenius Medical Care. "With the ability to seamlessly integrate CytoSorb with our multiFiltratePRO acute dialysis platform that is routinely used throughout the world today, we have the opportunity to positively impact patient care for various life-threatening conditions such as sepsis, liver failure, trauma, lung injury, and many others.”

Dr. Christian Steiner, Executive Vice President of Sales and Marketing of CytoSorbents commented, "CytoSorb adds a powerful new dimension of blood purification to Fresenius Medical Care’s critical care portfolio. It is specifically designed to reduce toxic levels of cytokines, bilirubin, and myoglobin that can lead to organ failure. The process is similar to hemodialysis, mastered by Fresenius Medical Care to treat kidney failure, which removes accumulated small to medium-sized, water-soluble molecules and toxins from the bloodstream. However, CytoSorb adds the ability to remove large molecules and toxins that are poorly removed by hemodialysis. Combined, the two therapies work together in a complementary manner to provide treatment for a broad range of conditions in the intensive care unit.”

Dr. Steiner went on to highlight the importance of this collaboration stating, “Together with Fresenius Medical Care, we now have the ability to broadly and consistently communicate the benefits of CytoSorb therapy to customers throughout the world. In addition, it enables us to execute targeted marketing campaigns in collaboration with Fresenius Medical Care which will help to accelerate the introduction and adoption of CytoSorb. Overall, I believe this will be the starting point for further exciting developments on both the medical and business fronts.”

Mr. Chris Cramer, Vice President of Business Development at CytoSorbents commented, "We are excited to expand our relationship with our long-standing partner, Fresenius Medical Care. This agreement promotes a stronger collaboration with Fresenius Medical Care’s global commercial organization to more effectively bring our CytoSorb therapy to more customers around the world as a featured blood purification solution on Fresenius Medical Care’s critical care platforms. We believe the synergy has the potential to create sustained and broader growth for both companies over time and is just the first of multiple opportunities to offer our combined critical care solutions."

In addition to strengthening and expanding the global marketing of CytoSorb, CytoSorbents and Fresenius Medical Care also plan to work together to bring new innovative solutions to the market. The agreement also includes the certification of compatibility between CytoSorb and Fresenius Medical Care’s current critical care platforms. To help support the increased marketing and promotional efforts of the expanded collaboration, CytoSorbents has agreed to subsidize a portion of the marketing costs through a royalty payment to Fresenius Medical Care based on CytoSorb sales in the intensive care unit on Fresenius Medical Care platforms, excluding the United States.

About Fresenius Medical Care (NYSE: FMS; Frankfurt Stock Exchange: FME)

Fresenius Medical Care is the world's leading provider of products and services for individuals with renal diseases of which around 3.8 million patients worldwide regularly undergo dialysis treatment. Through its network of 4,163 dialysis clinics, Fresenius Medical Care provides dialysis treatments for approximately 346,000 patients around the globe. Fresenius Medical Care is also the leading provider of dialysis products such as dialysis machines or dialyzers. Along with its core business, the Renal Care Continuum, the Company focuses on expanding in complementary areas and in the field of critical care. Fresenius Medical Care is listed on the Frankfurt Stock Exchange (FME) and on the New York Stock Exchange (FMS).

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in the intensive care unit and in cardiac surgery through blood purification. Its lead product, CytoSorb®, is approved in the European Union and distributed in more than 70 countries worldwide. It is an extracorporeal cytokine adsorber that reduces "cytokine storm" or "cytokine release syndrome" in common critical illnesses that can lead to massive inflammation, organ failure and patient death. In these diseases, the risk of death can be extremely high, and there are few, if any, effective treatments. CytoSorb is also used during and after cardiothoracic surgery to remove inflammatory mediators that can lead to postoperative complications, including multiple organ failure. As of June 30, 2022, more than 179,000 CytoSorb devices have been used cumulatively. CytoSorb was originally launched in the European Union under CE mark as the first cytokine adsorber. Additional CE mark extensions were granted for bilirubin and myoglobin removal in clinical conditions such as liver disease and trauma, respectively, and for ticagrelor and rivaroxaban removal in cardiothoracic surgery procedures. CytoSorb has also received FDA Emergency Use Authorization in the United States for use in adult critically ill COVID-19 patients with impending or confirmed respiratory failure. The DrugSorb™-ATR antithrombotic removal system, based on the same polymer technology as CytoSorb, also received two FDA Breakthrough Device Designations, one for the removal of ticagrelor and another for the removal of the direct oral anticoagulants (DOAC) apixaban and rivaroxaban in a cardiopulmonary bypass circuit during urgent cardiothoracic procedures. The company has initiated two FDA-approved pivotal studies to support FDA marketing approval of DrugSorb-ATR in the United States. The first is the randomized, controlled STAR-T (Safe and Timely Antithrombotic Removal-Ticagrelor) study of 120 patients at 30 centers to evaluate whether intraoperative use of DrugSorb-ATR can reduce the perioperative risk of bleeding in patients receiving ticagrelor and undergoing cardiothoracic surgery. The second study is the STAR-D (Safe and Timely Antithrombotic Removal-Direct Oral Anticoagulants) randomized, controlled trial of 120 patients at 30 centers evaluating the intraoperative use of DrugSorb-ATR to reduce perioperative bleeding risk in patients undergoing cardiothoracic surgery and taking direct oral anticoagulants, including apixaban and rivaroxaban.

CytoSorbents' purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other body fluids through pore entrapment and surface adsorption. The company's technologies have received more than $39.5 million in non-dilutive grants, contracts and other non-dilutive funding from DARPA, the U.S. Department of Health and Human Services (HHS), the National Institutes of Health (NIH), the National Heart, Lung, and Blood Institute (NHLBI), the U.S. Army, the U.S. Air Force, U.S. Special Operations Command (SOCOM), Air Force Material Command (USAF/AFMC) and others. The company has numerous marketed and in-development products based on this unique blood purification technology protected by numerous issued U.S. and international patents and registered trademarks, as well as several pending patent applications, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, DrugSorb™-ATR, ContrastSorb and others. For more information, please visit the company's websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-looking statements

This press release contains forward-looking statements that fall within the safe harbor of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding our plans, objectives, future goals and prospects for our business, expectations regarding the future impact of COVID-19 or the ongoing conflict between Russia and Ukraine, representations and assertions, and are not historical facts and are generally identified by the use of words such as "may," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar terms, although some forward-looking statements are worded differently. You should be aware that the forward-looking statements in this press release reflect management's current beliefs and expectations, but that our actual results, events and performance may differ materially from those in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risks disclosed in our Annual Report on Form 10-K filed with the SEC on March 10, 2022, our Quarterly Reports on Form 10-Q and the press releases and other communications to stockholders that we issue from time to time seeking to inform interested parties of the risks and factors that may affect our business. We caution you not to place undue reliance on such forward-looking statements. We are under no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

Contacts Fresenius Medical Care AG & Co. KGaA

Investor Relations:

Else-Kröner-Straße 1

61346 Bad Homburg

Germany

+49 (0) 6172 609-0

ir@fmc-ag.com

Contacts CytoSorbents Corp.

Company Contact:

Amy Vogel

305 College Road East

Princeton, NJ 08540

+1 (732) 329-8885

avogel@cytosorbents.com

Public Relations Europe:

Marcus Schult

kommponisten

+49 69 13823 ext. 960

+49 172 4238938

marcus.schult@die-kommponisten.com

CytoSorbents Europe GmbH:

Josephine Kraus

PA by Dr. Christian Steiner

+49 30 765 84 66 23

josephine.kraus@cytosorbents.com